Exhibit 99.1

August 10, 2023

SmartStop Self Storage REIT, Inc. Reports Second Quarter 2023 Results

LADERA RANCH, CA – August 10, 2023 – SmartStop Self Storage REIT, Inc. (“SmartStop” or “the Company”), a self-managed and fully-integrated self storage company, announced its overall results for the three months and six months ended June 30, 2023.

“In the face of difficult year over year comparables, normalization of pandemic-related demand drivers, and a slowdown in the housing market, our performance in the second quarter demonstrated both the power of the SmartStop platform as well as the benefits of the strategic diversification of our North American portfolio,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “Notably, of all of our major markets, Toronto was our best performing market. Additionally, our Managed REIT Platform continues to grow overall property count and net rentable square feet, with assets under management of nearly $700 million at quarter end, resulting in continued growth of our overall Managed REIT Platform revenues. This off-balance sheet growth within the Managed REITs was capped off by the acquisition of seven facilities located in the Greater Toronto Area in June. With the acquisition of these facilities, we now own or manage 33 operating self-storage properties in Canada, making us the fifth largest operator in Canada. With our resilient performance and demonstrated ability to grow this quarter, we are confident in the ability of the SmartStop platform and team to deliver outstanding results for our stockholders in 2023 and beyond.”

Three Months Ended June 30, 2023 Financial Highlights:

•
Net income attributable to common stockholders was approximately $0.4 million. This represents a decrease in the Company’s earnings of approximately $8.7 million when compared to the same period in 2022. Net income per Class A and Class T shares (diluted) was $0.00, a decrease per share of $0.10 when compared to the same period in 2022.
•
Total self storage-related revenues were approximately $53.9 million, an increase of approximately $5.3 million when compared to the same period in 2022.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $15.5 million, a decrease of approximately $1.9 million when compared to the same period in 2022.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.14, a decrease of $0.03 when compared to the same period in 2022.
•
Same-store revenues, expenses and net operating income (“NOI”) increased by 5.3%, 13.7% and 1.9%, respectively, compared to the same period in 2022.
•
Same-store average physical occupancy decreased by 1.8% to 93.7% compared to the same period in 2022.
•
Same-store annualized rent per occupied square foot was approximately $19.99, an increase of approximately $1.49 when compared to the same period in 2022.

Six Months Ended June 30, 2023 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $1.0 million. This represents a decrease in the Company’s earnings of approximately $9.9 million when compared to the same period in 2022. Net loss per Class A and Class T shares (diluted) was $0.01, a decrease per share of $0.11 when compared to the same period in 2022.

•
Total self storage-related revenues were approximately $107.3 million, an increase of approximately $13.7 million when compared to the same period in 2022.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $30.4 million, a decrease of approximately $3.2 million when compared to the same period in 2022.
•
Same-store revenues, expenses and net operating income (“NOI”) increased by 7.0%, 13.5% and 4.3%, respectively, compared to the same period in 2022.
•
Same-store average physical occupancy decreased by 1.8% to 93.4% compared to the same period in 2022.
•
Same-store annualized rent per occupied square foot was approximately $19.91, an increase of approximately $1.78 when compared to the same period in 2022.

Managed REIT Platform Update

SmartStop, through an indirect subsidiary, serves as the sponsor of Strategic Storage Growth Trust III, Inc. (“SSGT III”) and Strategic Storage Trust VI, Inc. (“SST VI” and together with SSGT III, the “Managed REITs”). SmartStop receives advisory fees and property management fees from the Managed REITs, which had a combined portfolio of 30 operating properties and approximately 23,590 units and 2.6 million rentable square feet at quarter end. During the quarter, assets under management for the Managed REITs increased by $259.7 million to approximately $698.6 million.

Additionally, SmartStop has made investments in the Managed REITs in the form of mezzanine loans, notes and preferred limited partnership interests in the operating partnerships of the respective Managed REITs. During the quarter, SST VI fully repaid the outstanding principal, plus all applicable accrued interest due on the SST VI Mezzanine Loan as of such date for a total amount of approximately $51.7 million. SST VI also fully redeemed SmartStop's preferred investment of 600,000 Series A Cumulative Redeemable Preferred units of limited partnership interest in Strategic Storage Operating Partnership VI, L.P. (“SST VI OP”), the operating partnership for SST VI, and repaid accrued distributions due as of the date of redemption for a total amount of approximately $15.1 million. During the quarter, SST VI OP entered into a promissory note agreement with SmartStop OP, L.P. ("SmartStop OP”), the operating partnership for SmartStop, to borrow $15.0 million from SmartStop OP, which loan was outstanding as of June 30, 2023. During the quarter, SSGT III borrowed $8.0 million on the SSGT III Mezzanine Loan, which was outstanding as of June 30, 2023. Subsequent to quarter end, SSGT III paid down $3.0 million on the SSGT III Mezzanine Loan.

Canadian Portfolio Acquisition

During the quarter, the Managed REITs acquired seven facilities in the Greater Toronto Area (GTA). SST VI had previously acquired one facility from the same seller in the first quarter of 2023. This eight-facility portfolio totals approximately 7,400 units and 758,000 rentable square feet. With the acquisition of these facilities, SmartStop now owns or manages 33 operating self-storage properties in Canada, consisting of approximately 3.0 million square feet, making it the fifth largest operator in Canada.

Declared Distributions

On June 26, 2023, the Company’s board of directors declared a distribution rate for the month of July 2023 of approximately $0.05096 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on the Company’s books at the close of business on July 31, 2023. Such distributions payable to each stockholder of record will be paid the following month. On July 24, 2023, the Company’s board of directors declared a distribution rate for the month of August 2023 of approximately $0.05096 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on the Company’s books at the close of business on August 31, 2023. Such distributions payable to each stockholder of record will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

www.investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2023 (Unaudited)	December 31, 2022
ASSETS
Real estate facilities:
Land	$421,441,836	$420,522,591
Buildings	1,385,188,493	1,377,311,421
Site improvements	90,678,404	89,371,633
	1,897,308,733	1,887,205,645
Accumulated depreciation	(229,494,655)	(202,682,688)
	1,667,814,078	1,684,522,957
Construction in process	6,754,649	4,490,926
Real estate facilities, net	1,674,568,727	1,689,013,883
Cash and cash equivalents	34,058,603	39,486,588
Restricted cash	8,572,010	6,551,803
Investments in unconsolidated real estate ventures	34,539,440	28,522,082
Investments in and advances to Managed REITs	35,666,042	62,371,167
Other assets, net	24,128,677	34,131,543
Intangible assets, net of accumulated amortization	11,894,555	15,553,303
Trademarks, net of accumulated amortization	15,841,176	15,911,765
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	1,199,845	2,031,922
Total assets	$1,894,112,406	$1,947,217,387
LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Debt, net	$1,040,604,660	$1,068,371,956
Accounts payable and accrued liabilities	40,526,407	28,151,741
Due to affiliates	412,980	409,730
Distributions payable	8,842,296	9,324,453
Deferred tax liabilities	6,162,844	6,205,620
Total liabilities	1,096,549,187	1,112,463,500
Commitments and contingencies
Redeemable common stock	70,599,530	76,578,073
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively, with aggregate liquidation preferences of $203,116,438 and $203,150,685 at June 30, 2023 and December 31, 2022, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc.:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 88,936,541 and 88,853,454 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	88,937	88,853
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,113,553 and 8,085,550 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	8,113	8,085
Additional paid-in capital	894,582,863	894,283,954
Distributions	(294,916,254)	(266,151,517)
Accumulated deficit	(165,521,154)	(164,524,595)
Accumulated other comprehensive income	3,158,859	3,654,682
Total SmartStop Self Storage REIT, Inc. equity	437,401,364	467,359,462
Noncontrolling interests in our Operating Partnership	93,006,132	94,405,766
Other noncontrolling interests	200,086	54,479
Total noncontrolling interests	93,206,218	94,460,245
Total equity	530,607,582	561,819,707
Total liabilities, temporary equity and equity	$1,894,112,406	$1,947,217,387

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Self storage rental revenue	$51,677,815	$46,471,360	$102,954,713	$89,528,232
Ancillary operating revenue	2,180,151	2,098,835	4,370,773	4,073,155
Managed REIT Platform revenue	4,320,705	2,013,134	6,597,240	3,822,230
Reimbursable costs from Managed REITs	1,411,699	1,204,919	2,802,909	2,348,492
Total revenues	59,590,370	51,788,248	116,725,635	99,772,109
Operating expenses:
Property operating expenses	16,482,843	13,637,231	33,016,295	26,742,556
Managed REIT Platform expenses	681,131	617,846	1,231,067	1,007,111
Reimbursable costs from Managed REITs	1,411,699	1,204,919	2,802,909	2,348,492
General and administrative	7,181,892	7,946,583	13,718,518	13,784,230
Depreciation	13,375,922	11,826,106	26,648,193	22,934,092
Intangible amortization expense	1,835,691	4,471,973	3,755,396	8,372,857
Acquisition expenses	11,106	285,097	42,296	702,871
Contingent earnout adjustment	—	800,000	—	1,313,821
Write-off of equity interest and preexisting relationships upon acquisition of control	—	2,049,682	—	2,049,682
Total operating expenses	40,980,284	42,839,437	81,214,674	79,255,712
Gain on equity interests upon acquisition	—	16,101,237	—	16,101,237
Income from operations	18,610,086	25,050,048	35,510,961	36,617,634
Other income (expense):
Equity in earnings (losses) from investments in JV Properties	(535,767)	(191,109)	(940,878)	(424,403)
Equity in earnings (losses) from investments in Managed REITs	(216,725)	(167,977)	(449,750)	(307,384)
Other, net	1,192,515	(264,812)	1,943,493	(293,327)
Interest expense	(14,904,549)	(8,852,586)	(29,608,446)	(16,428,370)
Net loss on extinguishment of debt	—	(2,393,475)	—	(2,393,475)
Income tax benefit (expense)	133,794	833,033	(143,426)	511,906
Net income	4,279,354	14,013,122	6,311,954	17,282,581
Net (income) attributable to noncontrolling interests	(769,518)	(1,758,141)	(1,109,883)	(2,161,963)
Less: Distributions to preferred stockholders	(3,116,438)	(3,116,439)	(6,198,630)	(6,198,631)
Net income (loss) attributable to SmartStop Self Storage REIT, Inc. common stockholders	$393,398	$9,138,542	$(996,559)	$8,921,987
Net income (loss) per Class A & Class T share – basic	$0.00	$0.10	$(0.01)	$0.10
Net income (loss) per Class A & Class T share – diluted	$0.00	$0.10	$(0.01)	$0.10
Weighted average Class A shares outstanding – basic	88,717,078	80,896,716	88,726,076	78,932,668
Weighted average Class A shares outstanding – diluted	89,153,907	81,422,623	88,726,076	79,411,284
Weighted average Class T shares outstanding – basic	8,097,928	8,085,550	8,091,773	8,078,290
Weighted average Class T shares outstanding – diluted	8,097,928	8,085,550	8,091,773	8,078,290

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE –

COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net income (loss) (attributable to common stockholders)	$393,398	$9,138,542	$(996,559)	$8,921,987
Add:
Depreciation of real estate	13,110,809	11,619,040	26,167,303	22,481,157
Amortization of real estate related intangible assets	1,762,535	4,286,753	3,609,244	7,946,836
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	597,102	358,716	1,099,259	658,729
Deduct:
Gain on equity interests upon acquisition (1)	—	(16,101,237)	—	(16,101,237)
Adjustment for noncontrolling interests (2)	(1,811,156)	58,107	(3,599,215)	(1,540,958)
FFO (attributable to common stockholders)	$14,052,688	$9,359,921	$26,280,032	$22,366,514
Other Adjustments:
Intangible amortization expense - contracts (3)	73,156	185,220	146,152	426,021
Acquisition expenses (4)	11,106	285,097	42,296	702,871
Acquisition expenses and foreign currency losses, net from unconsolidated entities	67,673	31,460	120,174	51,956
Contingent earnout adjustment (5)	—	800,000	—	1,313,821
Write-off of equity interest and preexisting relationships upon acquisition of control	—	2,049,682	—	2,049,682
Accretion of fair market value of secured debt	3,229	(7,556)	6,459	(42,198)
Net loss on extinguishment of debt (6)	—	2,393,475	—	2,393,475
Foreign currency and interest rate derivative (gains) losses, net (7)	(707,106)	251,804	(322,359)	76,272
Adjustment of deferred tax liabilities (3)	(305,425)	(1,040,711)	(185,138)	(799,123)
Offering related expenses (8)	—	1,387,760	—	1,387,760
Adjustment for noncontrolling interests in our Operating Partnership (2)	100,330	(744,709)	23,187	(876,681)
FFO, as adjusted (attributable to common stockholders)	$13,295,651	$14,951,443	$26,110,803	$29,050,370
FFO (attributable to common stockholders)	$14,052,688	$9,359,921	$26,280,032	$22,366,514
Net income attributable to the noncontrolling interests in our Operating Partnership	504,216	1,758,141	737,159	2,161,963
Adjustment for noncontrolling interests in our Operating Partnership(2)	1,811,156	(58,107)	3,599,215	1,540,958
FFO (attributable to common stockholders and OP unit holders)	$16,368,060	$11,059,955	$30,616,406	$26,069,435
FFO, as adjusted (attributable to common stockholders)	$13,295,651	$14,951,443	$26,110,803	$29,050,370
Net income attributable to the noncontrolling interests in our Operating Partnership	504,216	1,758,141	737,159	2,161,963
Adjustment for noncontrolling interests in our Operating Partnership(2)	1,710,826	686,602	3,576,028	2,417,639
FFO, as adjusted (attributable to common stockholders and OP unit holders)	$15,510,693	$17,396,186	$30,423,990	$33,629,972

(1) This gain relates to the mark up in fair value of our preexisting equity interests in SSGT II as a result of our acquisition of control in the SSGT II Merger.

(2) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(3) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities.

(4) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

(5) The contingent earnout adjustment represents the adjustment to the fair value during the period of the Class A-2 Units issued in connection with the self administration transaction.

(6) The net loss associated with the extinguishment of debt includes prepayment penalties, defeasance costs, the write-off of unamortized deferred financing fees, and other fees incurred.

(7) This represents the mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term.

(8) Such costs relate to our filing of an S-11 registration statement and our pursuit of a potential offering of our common stock. As this item is non-recurring and not a primary driver in our decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO COMMON STOCKHOLDERS AND OP UNITS OUTSTANDING – DILUTED

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
	2023	2022	2023	2022
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$14,052,688	$9,359,921	$26,280,032	$22,366,514
Net income attributable to the noncontrolling interests in our Operating Partnership	504,216	1,758,141	737,159	2,161,963
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,811,156	(58,107)	3,599,215	1,540,958
FFO (attributable to common stockholders and OP unit holders)	$16,368,060	$11,059,955	$30,616,406	$26,069,435
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$13,295,651	$14,951,443	$26,110,803	$29,050,370
Net income attributable to the noncontrolling interests in our Operating Partnership	504,216	1,758,141	737,159	2,161,963
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,710,826	686,602	3,576,028	2,417,639
FFO, as adjusted (attributable to common stockholders and OP unit holders)	$15,510,693	$17,396,186	$30,423,990	$33,629,972

Weighted average Class A & T shares outstanding – basic	96,815,006	88,982,266	96,817,849	87,010,958
Weighted average OP units outstanding	12,854,553	11,496,892	12,779,356	10,959,537
Weighted average other dilutive securities	436,829	525,907	428,103	478,616
Weighted average shares & OP units outstanding – diluted(2)	110,106,388	101,005,065	110,025,308	98,449,111
FFO, as adjusted per share & OP unit outstanding – diluted	$0.14	$0.17	$0.28	$0.34

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted. This excludes Class A-2 OP Units for the period prior to their conversion into Class A-1 OP Units, which was contingent on growth in assets under management or other contingent events.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - three months ended June 30, 2023 and 2022

The following table sets forth operating data for Smart-Stop’s same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2022, excluding two other properties) for the three months ended June 30, 2023 and 2022. Smart-Stop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Revenue (1)	$46,333,296	$44,016,503	5.3%	$5,614,295	$2,716,985	N/M	$51,947,591	$46,733,488	11.2%
Property operating expenses (2)	14,286,334	12,566,983	13.7%	2,196,509	1,070,248	N/M	16,482,843	13,637,231	20.9%
Net operating income	$32,046,962	$31,449,520	1.9%	$3,417,786	$1,646,737	N/M	$35,464,748	$33,096,257	7.2%
Number of facilities	137	137		16	16		153	153
Rentable square feet (3)	10,366,585	10,366,585		1,428,145	1,428,145		11,794,730	11,794,730
Average physical occupancy (4)	93.7%	95.5%	-1.8%	N/M	N/M	N/M	93.3%	94.5%	-1.2%
Annualized rent per occupied square foot (5)	$19.99	$18.50	8.1%	N/M	N/M	N/M	$19.73	$18.38	7.3%

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 1,017,000 square feet and 943,000 square feet as of June 30, 2023 and 2022, respectively. On a same-store basis, for the same periods, parking represented approximately 940,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $2.3 million, or approximately 5.3%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022 due to higher annualized rent per occupied square foot, partially offset by an approximately 1.8% decrease in average occupancy. The increase in property operating expenses is primarily attributable to compensation related expenses, property insurance, property tax, and to a lesser extent, advertising.

The following table presents a reconciliation of net income as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended June 30,
	2023	2022
Net income	$4,279,354	$14,013,122
Adjusted to exclude:
Tenant Protection Program revenue(1)	(1,910,375)	(1,836,707)
Managed REIT Platform revenue	(4,320,705)	(2,013,134)
Managed REIT Platform expenses	681,131	617,846
General and administrative	7,181,892	7,946,583
Depreciation	13,375,922	11,826,106
Intangible amortization expense	1,835,691	4,471,973
Acquisition expenses	11,106	285,097
Contingent earnout adjustment	—	800,000
Write-off of equity interest and preexisting relationships upon acquisition of control	—	2,049,682
Gain on equity interests upon acquisition	—	(16,101,237)
Earnings from our equity method investments in the JV Properties	535,767	191,109
Earnings from our equity method investments in Managed REITs	216,725	167,977
Other, net	(1,192,515)	264,812
Interest expense	14,904,549	8,852,586
Net loss on extinguishment of debt	—	2,393,475
Income Tax	(133,794)	(833,033)
Total net operating income	$35,464,748	$33,096,257

(1) Included within ancillary operating revenue within our consolidated statements of operations, approximately $1.7 million and $1.7 million of Tenant Protection Program revenue was earned at same-store facilities during the three months ended June 30, 2023 and 2022, respectively, with the remaining approximately $0.2 million and $0.1 million earned at non same-store facilities during the three months ended June 30, 2023 and 2022, respectively.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - six months ended June 30, 2023 and 2022

The following table sets forth operating data for SmartStop’s same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2022, excluding two other properties) for the six months ended June 30, 2023 and 2022. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Revenue (1)	$92,240,190	$86,189,044	7.0%	$11,245,416	$3,821,138	N/M	$103,485,606	$90,010,182	15.0%
Property operating expenses (2)	28,537,080	25,139,387	13.5%	4,479,215	1,603,169	N/M	33,016,295	26,742,556	23.5%
Net operating income	$63,703,110	$61,049,657	4.3%	$6,766,201	$2,217,969	N/M	$70,469,311	$63,267,626	11.4%
Number of facilities	137	137		16	16		153	153
Rentable square feet (3)	10,366,585	10,366,585		1,428,145	1,428,145		11,794,730	11,794,730
Average physical occupancy (4)	93.4%	95.2%	-1.8%	N/M	N/M	N/M	92.9%	94.3%	-1.4%
Annualized rent per occupied square foot (5)	$19.91	$18.13	9.8%	N/M	N/M	N/M	$19.69	$18.06	9.0%

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 1,017,000 square feet and 943,000 square feet as of June 30, 2023 and 2022, respectively. On a same-store basis, for the same periods, parking represented approximately 940,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $6.1 million, or approximately 7.0%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022 due to higher annualized rent per occupied square foot, partially offset by an approximately 1.8% decrease in average occupancy. The increase in property operating expenses is primarily attributable to compensation related expenses, property insurance, property tax, and to a lesser extent, advertising.

The following table presents a reconciliation of net income as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Six Months Ended June 30,
	2023	2022
Net income (loss)	$6,311,954	$17,282,581
Adjusted to exclude:
Tenant Protection Program revenue(1)	(3,839,880)	(3,591,205)
Managed REIT Platform revenue	(6,597,240)	(3,822,230)
Managed REIT Platform expenses	1,231,067	1,007,111
General and administrative	13,718,518	13,784,230
Depreciation	26,648,193	22,934,092
Intangible amortization expense	3,755,396	8,372,857
Acquisition expenses	42,296	702,871
Contingent earnout adjustment	—	1,313,821
Write-off of equity interest and preexisting relationships upon acquisition of control	—	2,049,682
Gain on equity interest upon acquisition	—	(16,101,237)
Equity in earnings (losses) from investments in JV Properties	940,878	424,403
Equity in earnings (losses) from investments in Managed REITs	449,750	307,384
Other, net	(1,943,493)	293,327
Interest expense	29,608,446	16,428,370
Net loss on extinguishment of debt	—	2,393,475
Income tax expense	143,426	(511,906)
Total net operating income	$70,469,311	$63,267,626

(1) Included within ancillary operating revenue within our consolidated statements of operations, approximately $3.4 million and $3.4 million of Tenant Protection Program revenue was earned at same-store facilities during the six months ended June 30, 2023 and 2022, respectively, with the remaining approximately $0.5 million and $0.2 million earned at non same-store facilities during the six months ended June 30, 2023 and 2022, respectively.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, adjustments of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-K for the year ended December 31, 2022, our form 10-Q for the quarter ended June 30, 2023, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop Self Storage REIT, Inc. (“SmartStop”) is a self-managed REIT with a fully integrated operations team of approximately 500 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of August 10, 2023, SmartStop has an owned or managed portfolio of 192 operating properties in 22 states and Canada, comprising approximately 135,000 units and 15.3 million rentable square feet. SmartStop and its affiliates own or manage 33 operating self-storage properties in Canada, which total approximately 28,800 units and 3.0 million rentable square feet.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to recent mergers, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of recent mergers in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through recent mergers; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; (vii) difficulties in our ability to attract and retain qualified personnel and management; or (viii) the effect of competition at our self storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.